UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 15, 2013

Hibbett Sports, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	000-20969	20-8159608
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

2700 Milan Court
Birmingham, Alabama  35211
(Address of principal executive offices)

(205) 942-4292
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□    Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain   Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2013, the Board of Directors (the Board) of Hibbett Sports, Inc. (the Company) accepted a transition plan from Michael J. Newsome, Executive Chairman of the Board, to the position as non-executive Chairman of the Board effective February 2, 2014.  Mr. Newsome's compensation arrangements following his transition have not yet been determined.

On October 15, 2013, the Board increased the size of the Board from nine to ten directors and appointed Jeffry O. Rosenthal, the President and Chief Executive Officer of the Company, to fill the resulting vacancy.  Mr. Rosenthal was appointed a Class I director of the Company, to serve until the Company's annual meeting of stockholders to be held in 2015 and until his successor is duly elected and qualifies.  Mr. Rosenthal will receive no additional compensation in connection with his appointment to the Board.

A copy of the Company's related press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release Dated October 17, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIBBETT SPORTS, INC.

By:	/s/ Scott J. Bowman
Scott J. Bowman
Senior Vice President and Chief Financial Officer

October 17, 2013

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release Dated October 17, 2013